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                                                                     Exhibit 3.3

                          CERTIFICATE OF INCORPORATION

                                       OF

                          PREMIER FINANCE BILOXI CORP.


         THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

                  FIRST: The name of the corporation is: Premier Finance Biloxi Corp.

                  SECOND: The address of the registered office of the corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, 19801, County of New Castle. The name of its registered agent of the corporation at such address is The Corporation Trust Company.

                  THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                  FOURTH: The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) shares, each share having a par value of One Cent ($0.01). All such shares are of one class and are shares of common stock.

                  FIFTH: The name and address of the Incorporator are as follows:

                          NAME                     ADDRESS

                          Duane Morris LLP,        227 West Monroe Street
                          a Delaware limited       Suite 3400
                          liability partnership    Chicago, Illinois 60606

                  SIXTH: The personal liability of directors of the corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, but no such subsequent amendment or supplement shall, unless otherwise required by law, diminish the extent of personal liability eliminated hereby.

                  SEVENTH: This Certificate of Incorporation shall be effective on the date of its filing.

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         IN WITNESS WHEREOF, the undersigned has executed this Certificate of
Incorporation of Premier Finance Biloxi Corp. this 22nd day of October, 2003.



                                   DUANE MORRIS LLP, a Delaware limited
                                   liability partnership, Incorporator


                                   By: /s/ Brian P. Kerwin
                                      ----------------------------------
                                        Brian P. Kerwin, Esq., Partner